Exhibit 99.1

Xtant Medical Announces $5.0 Million Private Placement

BELGRADE, MT, August 8, 2024 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced it has entered into a securities purchase agreement with an existing institutional investor to sell shares of its common stock in a private placement. The Company agreed to issue an aggregate of 7,812,500 shares of common stock at a purchase price of $0.64 per share, resulting in gross proceeds of $5.0 million.

The Company expects to use the net proceeds from the private placement for working capital and other general corporate purposes. The closing of the private placement is expected to occur on or about August 9, 2024, subject to the satisfaction of customary closing conditions.

Craig-Hallum is acting as sole placement agent for the private placement.

The private placement is being made pursuant to the exemption from securities registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (SEC), and the shares being sold in the private placement may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement.

This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations regarding the private placement, the timing for closing and the anticipated gross proceeds and use of net proceeds from the private placement. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: risks and uncertainties surrounding the private placement; the Company’s future operating results and financial performance; its ability to increase or maintain revenue; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with its acquisitions and the integration of those businesses; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024 and subsequent SEC filings by the Company. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

Brett Maas

Managing Partner, Hayden IR

brett@haydenir.com

(646) 536-7331